Exhibit 99.1

MoSys and Synopsys Announce Settlement of Litigation

SUNNYVALE, Calif.—(BUSINESS WIRE)—July 12, 2004—Monolithic System Technology, Inc. (MoSys), (NASDAQ: MOSY) and Synopsys, Inc. (NASDAQ: SNPS) announced the settlement of their litigation relating to the termination by Synopsys of the merger agreement dated February 23, 2004 between the parties. Under the terms of the settlement agreement, Synopsys and MoSys agreed to settle the merger termination lawsuit filed by MoSys without further liability or payment to one another, and MoSys agreed to dismiss the suit. MoSys retains the $10 million termination fee previously paid by Synopsys. Commenting on this development, Fu-Chieh Hsu, MoSys’ Chairman and CEO stated, “we remain convinced that the value that brought Synopsys to us remains in place and that the best action we can take for our shareholders, customers and employees is to concentrate on building that value in the future.”

The complete settlement agreement will be included as an exhibit to the Current Report on Form 8-K to be filed by each Synopsys and MoSys with the Securities and Exchange Commission.

ABOUT MOSYS

Founded in 1991, MoSys (NASDAQ: MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys’ patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional four or six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys’ licensees have shipped more than 65 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 1020 Stewart Drive, Sunnyvale, California 94085. More information is available on MoSys’ website at http://www.mosys.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company’s 1T-SRAM technology.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technologies, the timing and nature of customer requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees’ products such as the Nintendo GAMECUBE and cell phone hand sets, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the vigor and growth of markets served by our licensees and customers, the impact of the Company’s acquisition of ATMOS Corporation on future operating results and operations of the Company, the impact of the termination by Synopsys of its agreement to acquire the Company, and other risks identified in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

1T-SRAM® is a MoSys trademark registered in the U.S. Patent and Trademark Office. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.

Contact:

MoSys

Mark Voll, 408-731-1846

markv@mosys.com

or

Investor Inquires:

Shelton IR

Beverly Twing, 972-239-5119 x126

btwing@sheltongroup.com